UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2023

InspireMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35731	26-2123838
(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of Principal Executive Offices)	(Zip Code)

(888) 776-6804

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NSPR	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, on September 13, 2023, InspireMD, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved, among other things, an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate or limit the personal liability of certain Company officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by Delaware General Corporation Law (the “Amendment”). The Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on September 13, 2023 (the “Certificate of Amendment”). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 13, 2023, the Company held its Annual Meeting. As of July 18, 2023, the record date for the Annual Meeting, there were 21,195,103 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 16,717,233, or 79%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of the Company common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal No. 1 — Election of Directors.

The stockholders re-elected Marvin Slosman, Thomas J. Kester and Kathryn Arnold to serve on the Board of Directors, as Class 3 directors, for a term of three years or until his or her successor is elected and qualified. The votes were as follows:

Director Name	For	Withheld	Broker Non-Votes
Marvin Slosman	14,417,531	177,928	2,121,774
Thomas J. Kester	14,420,292	175,167	2,121,774
Kathryn Arnold	14,415,373	180,086	2,121,774

Proposal No. 2 — Potential issuance of shares in the private placement offering.

The stockholders approved the potential issuance of shares in the Private Placement Offering (as defined in the Proxy Statement”), which would result in a “change of control” of the Company under the applicable rules of The Nasdaq Stock Market LLC. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
4,267,740	111,880	10,818	2,121,774

Proposal No. 3 — Amendment to Amended and Restated Certificate of Incorporation.

The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
12,643,674	1,940,907	10,878	2,121,774

Proposal No. 4 — Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the 2023 fiscal year. The votes were as follows:

For	Against	Abstain
16,644,594	29,427	43,212

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended And Restated Certificate of Incorporation of InspireMD, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIREMD, INC.

Date: September 13, 2023	By:	/s/ Amir Kohen
	Name:	Amir Kohen
	Title:	Interim Chief Financial Officer